Exhibit 21
Subsidiaries of the Registrant

Organized under the laws of
1328556 Ontario Inc.	Ontario, Canada
AC Technologies, Inc.	State of Delaware
Bay Networks do Brasil Ltda.	Brazil
Bay Networks Redes de Dados para Sistemas Informaticos, Lda.	Portugal
BNR Europe Limited.	United Kingdom
Brightspeed SAS.	France
Capital Telecommunications Funding Corporation.	Canada
Clarify K.K.	Japan
Clarify Limited.	United Kingdom
CTFC Canada Inc.	Canada
Frisken Investments Pty. Ltd.	New South Wales, Australia
Integrated Networks Limited.	United Kingdom
Guangdong-Nortel Telecommunications Equipment Company Ltd.	People’s Republic of China
LG-Nortel Co. Ltd.	Korea
Matra Communications Business Systeme GmbH Germany.	Germany
Matra Communication Cellular Terminals GmbH.	Germany
Nortel Australia Communication Systems Pty. Limited.	New South Wales, Australia
Nortel Communications Holdings (1997) Limited.	Israel
Nortel Communications Inc.	Ontario
Nortel de Mexico, S. de R.L. de C.V.	Mexico
Nortel Government Solutions Incorporated.	State of Delaware
Nortel Limited.	United Kingdom
Nortel Networks (Asia) Limited.	Hong Kong
Nortel Networks (Austria) GmbH.	Austria
Nortel Networks (Bulgaria) EOOD.	Bulgaria
Nortel Networks (CALA) Inc.	State of Florida
Nortel Networks (China) Limited.	People’s Republic of China
Nortel Networks (India) Private Limited.	New Delhi, India
Nortel Networks (Ireland) Limited.	Ireland
Nortel Networks (Northern Ireland) Limited.	Northern Ireland
Nortel Networks (Photonics) Pty Ltd.	New South Wales, Australia
Nortel Networks (Shannon) Limited.	Ireland
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AB.	Sweden
Nortel Networks AG.	Switzerland
Nortel Networks Applications Management Solutions Inc.	State of Delaware
Nortel Networks AS.	Norway
Nortel Networks Australia Pty Limited.	Australia
Nortel Networks BV.	The Netherlands
Nortel Networks Cable Solutions Inc.	State of Delaware
Nortel Networks Capital Corporation.	State of Delaware
Nortel Networks Chile S.A.	Chile
Nortel Networks Communications Engineering Ltd.	People’s Republic of China
Nortel Networks Communications (Israel) Limited.	Israel
Nortel Networks de Argentina S.A.	Argentina
Nortel Networks de Bolivia S.A.	Republic of Bolivia
Nortel Networks de Colombia S.A.	Colombia
Nortel Networks de Guatemala Ltda.	Guatemala
Nortel Networks de Mexico S.A. de C.V.	Mexico
Nortel Networks de Panama S.A.	Republic of Panama
Nortel Networks de Venezuela C.A.	Venezuela
Nortel Networks del Ecuador S.A.	Republic of Ecuador
Nortel Networks del Paraguay S.A.	Paraguay
Nortel Networks del Uruguay S.A.	Uruguay
Nortel Networks Eastern Mediterranean Ltd.	Israel

Organized under the laws of
Nortel Networks Electronics Corporation.	Canada
Nortel Networks Employee Benefit Trustee Company Limited.	United Kingdom
Nortel Networks Engineering Service Kft.	Hungary
Nortel Networks Europe Sales Limited.	Ireland
Nortel Networks Financial Services Limited Liability Company.	Hungary
Nortel Networks France SAS.	France
Nortel Networks Global Corporation.	Canada
Nortel GmbH.	Germany
Nortel Networks Hispania, S.A.	Spain
Nortel Networks HPOCS Inc.	State of Delaware
Nortel Networks Inc.	State of Delaware
Nortel Networks India International Inc.	State of Delaware
Nortel Networks India Technology Private Limited.	India
Nortel Networks International Corporation.	Canada
Nortel Networks International Finance & Holding B.V.	The Netherlands
Nortel Networks International Inc.	State of Delaware
Nortel Networks Israel (Sales and Marketing) Limited.	Israel
Nortel Networks Japan.	Japan
Nortel Networks Korea Limited.	Korea
Nortel Networks Malaysia Sdn. Bhd.	Malaysia
Nortel Networks Malta Limited.	Malta
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks NV.	Belgium
Nortel Networks Netas Telekomunikasyon A.S.	Turkey
Nortel Networks New Zealand Limited.	New Zealand
Nortel Networks Northern Telecom Services de Argentina S.A.	Argentina
Nortel Networks O.O.O.	Russia
Nortel Networks Optical Components Inc.	State of Delaware
Nortel Networks Optical Components Limited.	United Kingdom
Nortel Networks OY.	Finland
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Portugal, S.A.	Portugal
Nortel Networks Properties Limited.	United Kingdom
Nortel Networks Romania Srl.	Romania
Nortel Networks S.A.	France
Nortel Networks SA.	Luxembourg
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks Singapore Pte Ltd.	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited.	South Africa
Nortel Networks Southeast Asia Pte Ltd.	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand
Nortel Networks Technology Corporation.	Province of Nova Scotia
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Nortel Networks Telecomunicacoes do Brasil Industria e Comercio Ltda.	State of Sao Paolo, Brazil
Nortel Networks Telecomunicacoes Industria e Comercio Ltda.	Brazil
Nortel Networks UK Limited.	United Kingdom
Nortel Technology Excellence Centre Private Limited.	India
Nortel Trinidad and Tobago Limited.	Trinidad and Tobago
Nortel Ukraine Ltd.	Ukraine
Nortel Ventures LLC.	State of Delaware
Nortel Vietnam Limited.	Vietnam
Northern Telecom Canada Limited.	Canada

Organized under the laws of
Northern Telecom France SA.	France
Northern Telecom International Inc.	State of Delaware
Northern Telecom Maroc SA.	Morocco
Northern Telecom PCN Limited.	United Kingdom
Nor.Web DPL Limited.	United Kingdom
Penril Datacomm Limited.	United Kingdom
Periphonics Limited.	United Kingdom
Promatory Communications (UK) Limited	United Kingdom
PT Nortel Networks Indonesia.	Indonesia
Qtera Corporation.	State of Delaware
R. Betts Investments Pty. Ltd.	New South Wales, Australia
Regional Telecommunications Funding Corporation.	Canada
Shenyang Nortel Telecommunications Co., Ltd.	People’s Republic of China
Sonoma Systems Europe Limited.	United Kingdom
Star 21 Networks GmbH.	Germany
Telephone Switching International Limited.	United Kingdom
The Nortel Foundation.	State of Virginia
TSFC Canada Inc.	Canada
X-CEL Communications Limited.	United Kingdom